UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2010

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Stout Street, Suite 450, Denver, CO 80202
 (Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2010, the registrant entered into an Amendment Agreement with its largest secured creditor, Global Project Finance AG (“Global”).  The registrant borrowed $39,800,000 under two Credit and Security Agreements with Global and an additional $850,000 under a promissory note (collectively, the “Global Debt”).  Among other things, the Amendment Agreement provides for the following:

•	Extension of the maturity of the Global Debt to December 31, 2014;

•
Global’s agreement to the transfer of the registrant’s 25% in the Beetaloo Basin permits held by its subsidiary, Sweetpea Petroleum Pty Ltd (“Sweetpea”), to Falcon Oil & Gas Australia Pty Ltd (“Falcon Australia”) in exchange for an initial 25% ownership in Falcon Australia;

•
Issuance of separate convertible promissory notes evidencing a portion of the Global Debt in the aggregate amount of $6,500,000, which will be secured by a first priority lien on the registrant’s Sweetpea shares, which lien is shared with holders of the registrant’s Series A Convertible Debentures described below in the aggregate principal amount of $6,956,387;

•	Convertible notes to be convertible at $0.125 through December 31, 2011 and to $0.10 through December 31, 2014;

•	Payment of accrued interest on the Global Debt through the issuance of restricted shares of the registrant’s common stock, using a price of $0.125 per share;

•	Interest going forward will be accrued but paid at maturity;

•
As to warrants to purchase 1,300,000 shares, extension of warrant termination date to December 31, 2014 and reduction in the exercise price of the warrants, currently at $2.10 per share, to $0.175 per share through December 31, 2011 and $0.12 per share through December 31, 2014; and

•	Payment of $25,000 per quarter against advance fees owed, to the extent the registrant has funds available to do so.

On March 8, 2010, the registrant entered into a Waiver and Amendment Agreement with the holders of its Series A 8.5% Convertible Debentures (the “Debentures”) in the aggregate principal amount of $4,000,000.  Among other things, the Waiver and Amendment Agreement provides for the following:

•	Extension of the maturity of the Debentures to December 31, 2014;

•	Waiver of the registrant’s failure to pay quarterly installments of interest as events of default under the Debentures;

•	Payment of accrued interest on the Debentures through the issuance of restricted shares of the registrant’s common stock, using a price of $0.125 per share;

•	Interest going forward will be accrued but paid at maturity;

•
Extension of the warrant termination date to December 31, 2014 and reduction in the exercise price of the warrants, currently at $0.255 per share, to $0.175 per share through December 31, 2011 and to $0.12 through December 31, 2014; and

•	Reduction in the conversion price of the Debentures, currently at $0.15, to $0.125 through December 31, 2011 and to $0.10 through December 31, 2014.

Item 3.02         Unregistered Sales of Equity Securities

In connection with the Amendment Agreement with Global Project Finance AG described above, the registrant agreed to the issuance of a total of 53,391,520 restricted shares of its common stock as payment of interest accrued on the Global Debt through March 5, 2010 and in consideration for the extension of the maturity date of the Global Debt.

In connection with the Waiver and Amendment Agreement with the holders of its Debentures described above, the registrant agreed to the issuance of a total of 3,233,778 restricted shares of its common stock as payment of interest accrued through March 8, 2010 and in consideration for the extension of the maturity date of the Debentures.

Item 9.01         Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Amendment to Credit and Security Agreements and Promissory Note dated March 5, 2010

10.2	Form of Waiver and Amendment Agreement dated March 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
March 9, 2010	By: /s/ Martin B. Oring Martin B. Oring, President & CEO

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Amendment to Credit and Security Agreements and Promissory Note dated March 5, 2010

10.2	Form of Waiver and Amendment Agreement dated March 8, 2010